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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23, 1999



                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                 --------------

                                   FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





Date of report (Date of earliest event reported)    March 4, 1999



                            VORNADO OPERATING COMPANY
               (Exact Name of Registrant as Specified in Charter)



          Delaware                     001-14525               22-3569068
(State or Other Jurisdiction          (Commission            (IRS Employer
      of Incorporation)               File Number)         Identification No.)



Park 80 West, Plaza II, Saddle Brook, New Jersey             07663
(Address of Principal Executive Offices)                    (Zip Code)



Registrant's telephone number, including area code  (201) 587-1000



                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 1. NOT APPLICABLE.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         As of March 4, 1999, Vornado Operating Company (the "Company") exercised its previously reported option to require Vornado Realty Trust to repurchase partnership units of Charles E. Smith Commercial Realty L.P. The price under the terms of the option was $13.2 million in cash, which was the price at which Vornado Realty Trust sold the units to the Company on December 31, 1998, plus a cumulative return to the Company on that amount at a rate of 10% per annum.

     The Company and Vornado Realty Trust are parties to an intercompany agreement described in a Prospectus, dated October 14, 1998, which forms part of the Company's Registration Statement on Form S-11 with the Securities and Exchange Commission. In addition, the Company has obtained a $75 million unsecured five-year revolving credit facility from a subsidiary of Vornado Realty Trust pursuant to a revolving credit agreement described in such Prospectus. Steven Roth, the Chairman of the Board of Directors and Chief Executive Officer of the Company, Michael D. Fascitelli, a Director and the President of the Company, Richard West, a Director of the Company, and Russell
B. Wight, Jr., a Director of the Company, are also Trustees of Vornado Realty Trust. Mr. Roth is also the Chairman of the Board of Trustees and Chief Executive Officer of Vornado Realty Trust, Mr. Fascitelli is also the President of Vornado Realty Trust, and each of the other members of the Company's senior management holds a corresponding position with Vornado Realty Trust.


ITEMS 3-8.        NOT APPLICABLE.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        VORNADO OPERATING COMPANY



Dated:  March 23, 1999             By:  /s/ IRWIN GOLDBERG
                                        -------------------------------
                                        Irwin Goldberg
                                        Vice President --
                                          Chief Financial Officer



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